EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Commonwealth Energy Shareholders Approve Plan of Reorganization

TUSTIN, CA. – June 3, 2004 — Commonwealth Energy Corporation, a leading U.S. electricity service provider, announced that the Company’s shareholders approved the Company’s reorganization proposal at the Special Meeting of Shareholders on May 20, 2004. As a result, Commonwealth will become a wholly-owned subsidiary of Commerce Energy Group, Inc., which will become a publicly traded holding company on the American Stock Exchange. The results of the voting at the May 20, 2004 Special Meeting of Shareholders were announced by the independent inspector of elections at the adjourned and reconvened Special Meeting on June 2, 2004.

“I would like to thank the Commonwealth shareholders for their overwhelming support in adopting our reorganization plan. More than seventy-eight percent of the shares voting on the proposal voted in favor of the reorganization. This is an exciting step forward in implementing our strategic plan for the Company’s future growth while also providing liquidity for our shareholders. Our management team and board recommended this reorganization to help create better value for our shareholders and to allow us to better manage, grow and protect their investment,” said Ian Carter, Commonwealth Energy’s Chairman and Chief Executive Officer.

The Company expects to complete the reorganization within the next 45 days. Trading of the shares of Commerce Energy Group is expected to commence on the American Stock Exchange shortly after the merger and reorganization are completed. Shareholders will be notified once the legal formalities are completed and a date to list the stock has been determined. The ticker symbol of “EGR” has been reserved for Commerce Energy Group’s stock.

Upon completion of the reorganization, existing shares of common stock of Commonwealth Energy Corporation will be automatically be converted on a one-for-one basis into shares of Commerce Energy, and will represent the equivalent investment in Commerce Energy with no action required on shareholders’ part. Shareholders will receive a notice to this effect by mail from the Company’s transfer agent.

About Commonwealth Energy Corp.

Headquartered in Tustin, CA, Commonwealth Energy is a holding company with subsidiaries engaged in retail electricity sales under the brand name “electricAmerica”, back-office outsourced services, and energy efficiency products and services. Commonwealth Energy is licensed by the Federal Energy Regulatory Commission as a power marketer and is a recognized leader in the deregulated energy marketplace. More information on the company is available at www.CommonwealthEnergy.com.

For more information, contact:

Roy Reeves
Vice President of Marketing
Commonwealth Energy Corp.
15901 Red Hill Avenue, Suite 100
Tustin, CA 92780
Tel: 1-800-ELECTRIC®
E-mail: rreeves@electric.com

Forward-Looking Statements: Certain statements contained within this press release including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, changes in general economic conditions, increased or unexpected competition, costs related to the proposed reorganization, failure to obtain regulatory approvals, failure to obtain approval to list the common stock of the new holding company on the AMEX or the merger not closing for any other reason, and other matters disclosed in Commonwealth Energy’s filings with the Securities and Exchange Commission. Further, Commonwealth Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.